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                               LICENSE AGREEMENT


         AGREEMENT, made this 30th day of September, 1997, between AMPLACO GROUP, INC. ("Licensee"), a New York corporation with offices at 810 East 152nd Street, Bronx, New York, and KOSZEGI INDUSTRIES, INC., an Indiana corporation with offices at 702 South Chapin Street, South Bend, Indiana ("Licensor").

                                    RECITALS

         A. Licensor is the owner of certain real property in South Bend, Indiana located at ____ Scott Street, South Bend,
              Indiana("Licensor's Property").

         B. Licensor and Licensee are parties to an Asset Purchase Agreement dated September 5, 1997, which agreement provides for the use by Licensee of certain of Licensor's property for the conduct of the business covered by such Asset Purchase Agreement (the "Business Use").

         C. Licensee wants Licensor to gant Licensee a license for the Business Use of the Licensor's Property.

         D. Licensor is willing to grant such license on the terms and conditions below stated.

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         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties agree as follows:

                                   AGREEMENTS

         1. Licensor, in consideration of $10.00 and other good and valuable consideration hereby grants Licensee permission to use the Licensor's Property non-exclusively for the Business Use.

         2. Licensee understands and agrees that such permission is a license and shall in no way be construed as granting Licensee or any other person or entity any interest in Licensor's Property.

         3. The license created by this agreement may be unilaterally terminated upon three (3) months prior written notice by either party to the other informing of such termination.

         4. Should the reasonable needs of Licensee as they may develop in the course of conducting the Business Use require the subleasing of additional space in the building adjacent to Licensor's Property where Licensee has simultaneously herewith sublet from Licensor certain space, the parties shall in good faith negotiate the terms of such additional subleasing. The aforesaid right of either party to terminate this license, however, is not conditioned upon such negotiations or the execution and delivery of an agreement with respect to such additional space.

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         5.   Licensee hereby covenants and agrees to indemnify, defend and hold Licensor harmless from and against any and all claims, losses, damages, liabilities, costs and expenses, including attorneys' fees, arising by reason of the use of the Licensor's Property by Licensee, its agents, contractors, licensees, invitees, visitors and/or customers, or the termination of this license.

         6. All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally, mailed by registered mail, return receipt requested, or sent by documented overnight delivery service to the parties at the following addresses (or to such other addresses as such party may have specified by notice given to the other party pursuant to this provision):

              if to Licensor, at

              c/o Forward Industries, Inc.
              275 Hempstead Turnpike
              West Hempstead, New York 11552
              Attention: Theodore H. Schiffman

              with a copy to

              Squadron, Ellenoff, Plesent & Sheinfeld, LLP
              551 Fifth Avenue
              New York, New York 10176
              Attention: Kenneth R. Koch, Esq.

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              if to Licensee, at

              Amplaco Group, Inc.
              810 East 152nd Street
              Bronx, New York 10455
              Attention: Daryl Wills

              with a copy to

              Novick, Edelstein, Lubell, et. al.
              733 Yonkers Avenue
              Yonkers, New York 10704
              Attention: Craig Zimm, Esq.


         7. This agreement shall bind and inure to the benefit of Licensee, Licensor and only Licensor's successors and assigns.

         8. This agreement contains the entire agreement between the parties and may not be modified except by a written agreement signed by the party to be charged.

         9. This agreement may be signed in one or more counterparts, each when taken together shall constitute but one and the same original.

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         IN WITNESS WHEREOF, the parties have executed this agreement as of the date and year first above written.

                                            AMPLACO GROUP INC.


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                                            by
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                                            its
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                                            KOSZEGI INDUSTRIES, INC.


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                                            by
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                                            its
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